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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

ZOMAX INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-1833089 (I.R.S. Employer Identification Number)

5353 Nathan Lane
Plymouth, MN 55442
(Address of Principal Executive Office and Zip Code)

Zomax Incorporated 2001 Nonqualified Stock Option Plan
(Full Title of the Plan)

James T. Anderson
Chief Executive Officer
Zomax Incorporated
5353 Nathan Lane N.
Plymouth, MN 55442
(763) 553-9300
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Melodie R. Rose
Fredrikson & Byron, P.A.
1100 International Centre
Minneapolis, Minnesota 55402

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Options to Purchase Common Stock under the 2001 Nonqualified Stock Option Plan	953,000 shares	$0.00	$0.00	$0.00
Common Stock	20,000 shares	$4.75	$95,000.00	$8.74
issuable upon exercise	75,000 shares	$5.08	381,000.00	35.05
of options granted	50,000 shares	$5.09	254,500.00	23.41
under the 2001	20,000 shares	$5.41	108,200.00	9.95
Nonqualified Stock	743,000 shares	$5.86	4,353,980.00	400.57
Option Plan	25,000 shares	$7.25	181,250.00	16.68
	20,000 shares	$6.86	137,200.00	12.62

TOTALS:	953,000 shares		$5,511,130.00	$507.02

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

  (a)
  The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;

  (b)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

  (c)
  If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

        Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Under Minnesota corporate law, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements, expenses and disbursements incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person: (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith, (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law.

        The Registrant's Articles of Incorporation limit the liability of its directors to the full extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for (i) any breach of the duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws or (v) any transaction from which the director derives an improper personal benefit.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

  5
  Opinion of Fredrikson & Byron, P.A. relating to the legality of securities under the 2001 Nonqualified Stock Option Plan.

  23.1
  Consent of Fredrikson & Byron, P.A.—included in their opinion filed as Exhibit 5.

  23.2
  Consent of Arthur Andersen LLP.

  24
  Power of Attorney from certain directors—included in signature page hereof.

Item 9.    Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth and State of Minnesota, on the 14th day of May, 2002.

ZOMAX INCORPORATED (the "Registrant")
By	/s/ JAMES T. ANDERSON James T. Anderson Chief Executive Officer and Chairman

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

        Each of the undersigned constitutes and appoints James T. Anderson and John Gelp his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Form S-8 Registration Statement of Zomax Incorporated and any or all amendments or post-effective amendments to such Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JAMES T. ANDERSON James T. Anderson	Chief Executive Officer and Chairman of the Board (principal executive officer)	May 14, 2002
/s/ ANTHONY ANGELINI Anthony Angelini	President, Chief Operating Officer and Director	May 14, 2002
/s/ JOHN GELP John Gelp	Executive Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	May 14, 2002
/s/ PHILLIP T. LEVIN Phillip T. Levin	Director	May 14, 2002
/s/ ROBERT EZRILOV Robert Ezrilov	Director	May 14, 2002
/s/ HOWARD P. LISZT Howard P. Liszt	Director	May 14, 2002
/s/ JANICE OZZELLO WILCOX Janice Ozzello Wilcox	Director	May 14, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

ZOMAX INCORPORATED

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5	Opinion of counsel re securities under the 2001 Nonqualified Stock Option Plan
23.1	Consent of counsel (See Exhibit 5)
23.2	Consent of independent accountants
24	Power of attorney (See Signature Page)

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX